Exhibit 99.1

Eric Yeaman
Chief Financial Officer
(408) 907-1642
ir@turnstone.com

Web Site: www.turnstone.com

TURNSTONE SYSTEMS ANNOUNCES INVENTORY WRITE-DOWN, BUSINESS RESTRUCTURING, AND EXPLORATION OF STRATEGIC ALTERNATIVES

SANTA CLARA, CA—January 9, 2003—Turnstone Systems, Inc. (Nasdaq:TSTN) announced today that it would take an inventory write-off of $5.5 million for the quarter ending December 31, 2002, and reduce its work force by approximately 40%, or approximately 30 employees, in the first quarter of 2003. Going forward, the company’s operating activities will be focused principally on in-process research and development related to the company’s next generation copper automation products for incumbent local exchange carriers. The company also indicated that it is exploring various strategic alternatives, including possible merger and asset sale transactions, licensing arrangements, and dissolution of the company and distribution of assets to stockholders. Turnstone has retained Goldman, Sachs & Co. as its financial advisor.

Turnstone identified the main reasons for the above actions to be a recent decision by Bellsouth Corporation not to budget for additional network deployment of the company’s unbundled network element (UNE) management solution in 2003, weak demand for the company’s existing products, and a lack of visibility into future demand for the company’s products under development. Bellsouth had previously completed a trial of and purchased one of the company’s UNE management systems in the third quarter of 2002.

There can be no assurance that any transaction or other corporate action will result from the company’s exploration of strategic alternatives. Further, there can be no assurance concerning the type, form, structure, nature, results, timing or terms and conditions of any such potential action, even if such an action does result from this exploration. Turnstone does not intend to make any additional comments regarding such exploration unless and until developments warrant further disclosure. Turnstone will release its operating results for the quarter ended December 31, 2002 as previously scheduled on January 22, 2003, which results are expected to be substantially in line with prior guidance, but will not be holding a conference call to discuss those results.

About Turnstone Systems

Turnstone Systems, Inc. is a provider of hardware and software that enable local exchange carriers to automate the deployment and maintenance of copper local loop services. Turnstone’s MX500 Copper CrossConnect® provides remote switching and service verification capabilities to automate the management of Unbundled Network Elements (UNEs). Turnstone’s ONYX Automation Software integrates copper automation functions into back-office Operations Support Systems (OSS), and provides visibility into the last mile copper plant. Turnstone is based in Santa Clara, California. For more information about Turnstone, visit www.turnstone.com, email info@turnstone.com or phone the toll-free number 877-8-COPPER.

Safe Harbor For Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Turnstone’s anticipated exploration of possible strategic alternatives, business restructuring, outlook or expected performance or developments are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from those described herein include, without limitation, Turnstone’s ability to identify desirable strategic alternatives; the desire and ability (or lack thereof) of Turnstone and any relevant third parties to explore those alternatives and reach mutually acceptable definitive documentation to effect a possible strategic transaction and, if that occurs, whether the conditions to closing would then be satisfied; the time and costs required to explore and investigate possible transactions and other corporate actions; management and board interest in and distraction due to exploring and investigating strategic alternatives; and the reactions, either positive or negative, of investors, competitors, customers, employees and others to Turnstone exploring possible strategic alternatives and opportunities and to any specific strategic alternative or opportunity selected by Turnstone. Further information on potential risk factors that could affect Turnstone, its business and its financial results are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview,” pages 12 to 13, and “Risk Factors Affecting Future Results,” pages 17 to 34, in Turnstone’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 filed with the Securities and Exchange Commission on November 6, 2002. Turnstone undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.